Exhibit 10.10

AMENDED AND RESTATED EXCLUSIVE OPTION AGREEMENT

This Amended and Restated Exclusive Option Agreement (this “Agreement”) is entered into as of December 14, 2018 by and among the following parties:

(1)	Hangzhou Yunchuang Gongxiang Network Technology Co., Ltd. (the “WFOE”), a limited liability company established under the laws of the PRC;

(2)	Xiao Shanglue, a citizen of China, PRC ID No.: ******;

(3)	Hao Huan (together with Xiao Shanglue, the “Shareholders”), a citizen of China, PRC ID No.: ******; and

(4)	Zhejiang Yunji Youxuan E-commerce Co., Ltd. (the “Company”), a limited liability company established under the laws of the PRC.

(Each of WFOE, the Shareholders and the Company individually being referred to as a “Party” and collectively the “Parties”.)

RECITALS

(A)	WHEREAS, the Shareholders hold 100% equity interest in the Company.

(B)

WHEREAS, the WFOE and the Company entered into an amended and restated exclusive service agreement (the “Exclusive Service Agreement”) dated December 14, 2018, pursuant to which the Company shall pay the WFOE for relevant services it received from the WFOE;

(C)	WHEREAS, the WFOE, the Company and its shareholders entered into an amended and restated equity pledge agreement (the “Equity Pledge Agreement”) dated December 14, 2018;

(D)	WHEREAS, the WFOE, the Company and its shareholders entered into a loan contract (the “Loan Contract”) dated December 14, 2018.

THEREFORE, the Parties hereby agree as follows:

AGREEMENT

1.	Target Equity Interest

1.1

The Shareholders agrees and irrevocably, unconditionally and exclusively grants the WFOE an option to require such Shareholder to transfer any and all of the equity interest of the Company held by such Shareholder (“Target Equity”) to the WFOE or a third party designated by the WFOE (“Designee”), in whole or in part, subject to the WFOE’s specific requirements (“Equity Transfer Option”) in the following circumstances:

1.1.1	The WFOE and/or the Designee are permitted to own lawfully all or part of the Target Equity under the PRC laws and regulations; or

1.1.2	Any other circumstances deemed as appropriate or necessary by the WFOE in its sole discretion.

1.2	The Company hereby agrees the Shareholders to grant this option to the WFOE.

1.3	The WFOE shall have the right to exercise its purchase right in whole or in part and to acquire the Target Equity in whole or in part without any limit at any time and from time to time.

1.4

The WFOE may designate any third party to acquire the Target Equity in whole or in part and the Shareholders shall not refuse and shall transfer the Target Equity in whole or in part to such Designee as requested by the WFOE.

1.5	Prior to the transfer of the Target Equity to the WFOE or the Designee according to this Agreement, the Shareholders shall not transfer any Target Equity without the WFOE’s prior written consent.

2.	Target Assets

2.1

The Company hereby agrees and irrevocably, unconditionally and exclusively grants the WFOE an option to require the Company to transfer any and all of the assets of the Company (“Target Assets”) to the WFOE or the Designee, in whole or in part, subject to the WFOE’s specific requirements (“Assets Transfer Option”), in the following circumstances:

2.1.1	The WFOE and/or the Designee are permitted to own lawfully all or part of the Target Assets under the PRC laws and regulations; or

2.1.2	Any other circumstances deemed as appropriate or necessary by the WFOE in its sole discretion.

2.2	The Shareholders hereby agrees the Company to grant this option.

2.3	The WFOE shall have the right to exercise its purchase right in whole or in part and to acquire the Target Assets in whole or in part without any limit at any time and from time to time.

2.4

The WFOE may designate any third party to acquire the Target Equity in whole or in part and the Company and the Shareholders shall not refuse and shall transfer the Target Assets in whole or in part to such Designee as requested by the WFOE.

2.5

Prior to the transfer of the Target Assets to the WFOE or the Designee according to this Agreement, the Company and the Shareholders shall not transfer the Target Assets without the WFOE’s prior written consent.

3.	Procedures for the Exercise of Equity Transfer Option

3.1

Upon execution of this Agreement, the Shareholders shall have duly executed an equity interest transfer agreement in the format set forth in APPENDIX 1 attached hereto and deliver the said document to the WFOE.

3.2

If the WFOE decides to exercise the Equity Transfer Option pursuant to Section 1.1 hereinabove, it shall send written notice to the Company and the Shareholders specifying the proportion of the Target Equity to be acquired and the identity of the transferee (“Equity Purchase Notice”).

3.3

The Company and the Shareholders shall furnish all materials and documents necessary for the registration of the aforesaid equity interest transfer within 30 days after the date of Equity Purchase Notice, take all necessary actions and measures, including but not limited to holding shareholders meetings and board meetings, and obtain other shareholders’ written consent to waive any preemptive right that they may have with respect to the transfer of the Target Equity.

3.4

The Company shall cause the shareholders of the Company, the WFOE and/or the Designees to sign an equity transfer agreement in substantially the form attached hereto as APPENDIX 1 with respect to any transfer of Target Equity Interest carried out pursuant to this Agreement and the Equity Purchase Notice; provided, however, if there is specific requirements for the form and substance of the equity transfer agreement under the PRC laws, such specific requirement shall be followed.

3.5

If the event the WFOE decides to exercise its equity interest purchase right pursuant to Section 1.1, the relevant Parties shall execute all the necessary contracts, agreements or documents, obtain all the necessary government licenses and permits and take all necessary actions to transfer the effective ownership of the Target Equity to the WFOE and/or the Designee(s), without any encumbrance, and cause the WFOE and/or the Designee(s) to become the registered owner(s) of such Target Equity. For the purpose of this section and this Agreement, “Encumbrance” shall mean any security, mortgage, third party’s rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, excluding any encumbrance created under this Agreement, the Equity Pledge Agreement and the Exclusive Service Agreement.

4.	Procedures for the Exercise of Assets Transfer Option

4.1	Upon execution of this Agreement, the Company shall have executed the Assets Transfer Agreement in the format set forth in APPENDIX 2 attached hereto and deliver the aforesaid document to the WFOE.

4.2

If the WFOE decides to exercise the Assets Transfer Option pursuant to Section 2.1 hereinabove, it shall send written notice to the Company specifying the Target Assets to be transferred and the identity of the transferee (“Assets Purchase Notice”).

4.3

The Company and the Shareholders shall furnish all materials and documents necessary for the assets transfer and the registration thereof (if any) within 30 days after the date of the Assets Purchase Notice, and take all necessary actions and measure, including but not limited to holding shareholders meetings or board meetings to approve the transactions.

4.4

The Company and the Shareholders shall cause the Company to sign an asset transfer agreement with the WFOE and/or the Designees in substantially the form attached hereto as APPENDIX 2 with respect to any transfer of Target Assets carried out pursuant to this Agreement and the Asset Purchase Notice; provided, however, if there is specific requirements for the form and substance of the asset transfer agreement under the PRC laws, such specific requirement shall be followed.

4.5

The relevant Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary government licenses and permits and take all necessary actions to transfer the effective ownership of the Target Assets to the WFOE and/or the Designee(s), without any Encumbrance, and cause the WFOE and/or the Designee(s) to become the registered owner(s) of the Target Assets.

5.

5.1

The total transfer price for the Target Equity and/or the Target Assets shall be equal to the loan provided by the WFOE to the Shareholders under the Loan Contract (“Transfer Price”). If any of the Target Equity and/or the Target Assets is transferred in installments, the amount payable for each installment shall be determined in accordance with the proportion of Target Equity and/or the Target Assets to be transferred.

5.2	All the taxes, fees and expenses arising from the transfer of the Target Equity and/or the Target Assets shall be borne by all Parties in accordance with the PRC laws.

6.	Covenants

6.1	Covenants of the Company and the shareholders

The Shareholders and the Company hereby covenant as follows:

6.1.1

Without the prior written consent of the WFOE, they shall not in any manner supplement, change or amend the articles of association and bylaws of the Company, increase or decrease its registered capital, or change its structure of registered capital in other manners;

6.1.2

They shall maintain the Company’s corporate existence in accordance with good financial and business standards and practices by prudently and effectively operating its business and handling its affairs;

6.1.3

Without the prior written consent of the WFOE, they shall not at any time following the date hereof, sell, transfer, mortgage, pledge or dispose of in any manner any assets of the Company or any of the Company’s subsidiaries, as amended from time to time, or legal or beneficial interest in the business (except in the ordinary course of business) or revenues of the Company, or allow the encumbrance thereon of any security interest;

6.1.4	Without the prior written consent of the WFOE, they shall not incur, inherit, guarantee or suffer the existence of any debt, except for debts incurred in the ordinary course of business;

6.1.5

They shall always operate all of the Company’s businesses during the ordinary course of business to maintain the asset value of the Company and refrain from any action/omission that may affect the Company’s operating status and asset value;

6.1.6	Without the prior written consent of the WFOE, they shall not cause the Company to execute any material contract, except the contracts in the ordinary course of business;

6.1.7	Without the prior written consent of the WFOE, they shall not cause the Company to provide any person or business with any loan or credit other than in the course of ordinary business;

6.1.8	They shall provide the WFOE with information on the Company’s business operations and financial condition at the WFOE’s request;

6.1.9

If requested by the WFOE, they shall procure and maintain insurance in respect of the Company’s assets and business from an insurance carrier acceptable to the WFOE, at an amount and type of coverage typical for companies that operate similar businesses;

6.1.10	Without the prior written consent of the WFOE, they shall not cause or permit the Company to merge, consolidate with, acquire or invest in any person;

6.1.11	They shall immediately notify the WFOE of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the Company’s assets, business or revenue;

6.1.12

To maintain the ownership by the Company of all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

6.1.13

Without the prior written consent of the WFOE, they shall ensure that the Company shall not in any manner distribute dividends, assets or any distributable benefit to the Shareholders, provided that upon the WFOE’s written request, the Company shall immediately distribute part or all distributable profits to the Shareholders who shall in turn immediately and unconditionally pay or transfer to the WFOE any such distribution;

6.1.14

If the aggregate amount of the Transfer Price received by it in respect of the transfer of the Target Equity it holds is higher than its contribution to the Company, or it receives any form of profit distribution, dividend or bonus from the Company, then the Shareholder agrees to waive, to the extent not in violation of the PRC Laws, the proceeds from such premium and any such profit distribution, dividend or bonus, and the WFOE shall be entitled to such part of proceeds, otherwise the Shareholder shall make compensation to the WFOE and/or the Designees to recover any damage that may arise from such circumstances; and

6.1.15	At the request of the WFOE, they shall appoint any person designated by the WFOE as the director and/or executive director of the Company.

6.2	Covenants related to Equity of the Company

Each Shareholder hereby covenants as follows:

6.2.1

Without the prior written consent of the WFOE, each Shareholder shall not sell, transfer, pledge or dispose of in any other manner any legal or beneficial interest in the Target Equity or allow the encumbrance thereon of any security interest, except for the pledge placed on the Target Equity in accordance with the Equity Pledge Agreement;

6.2.2

Without the prior written consent of the WFOE, each Shareholder shall cause the shareholders’ meeting and/or the board of directors and/or executive director of the Company not to approve the sale, transfer, pledge or disposition in any other manner of any legal or beneficial interest in the Target Equity or allow the encumbrance thereon of any security interest, except for the pledge placed on the Target Equity in accordance with the Equity Pledge Agreement;

6.2.3

The Shareholder shall cause the shareholders’ meeting or the board of directors and/or executive director of the Company not to approve the merger or consolidation with any person, or the acquisition of or investment in any person, without the prior written consent of the WFOE;

6.2.4	The Shareholder shall immediately notify the WFOE of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the Target Equity;

6.2.5	At the request of the WFOE at any time, the Shareholder shall promptly and unconditionally cause the transfer of the Target Equity to be approved and consummated as set forth in this Agreement;

6.2.6

To the extent necessary to maintain the Shareholder’s ownership in the Company, the Shareholder shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

6.2.7	The Shareholder shall appoint any designee of the WFOE as the director and/or executive director of the Company, at the request of the WFOE;

6.2.8

The Shareholder shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among the Shareholder, the WFOE, and the Company, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. To the extent that the Shareholder has any remaining rights with respect to the equity interests subject to this Agreement hereunder or under the Equity Pledge Agreement or under the proxy agreement and power of attorney granted in favor of the Shareholder, the Shareholder shall not exercise such rights except in accordance with the written instructions of the WFOE.

7.	Representations and Warranties

The Shareholders and the Company hereby represent and warrant to the WFOE, jointly and severally, as of the date of this Agreement and each date of transfer of the Target Equity, that:

7.1

The Shareholders and the Company have the authority to execute and deliver this Agreement and any relevant Equity Interest Transfer Agreement concerning the Target Equity to be transferred thereunder, and to perform their obligations under this Agreement and any Equity Interest Transfer Agreements;

7.2

The execution and delivery of this Agreement or any Equity Interest Transfer Agreements and the obligations under this Agreement or any Equity Interest Transfer Agreements: (i) do not cause any violation of any applicable laws of PRC; (ii) are not inconsistent with the articles of association, bylaws or other organizational documents of the Company; (iii) do not cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) do not cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; and (v) do not cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

7.3	The Shareholders have good and merchantable title to the Target Equity. Except for the Equity Pledge Agreement, the Shareholders have not placed any security interest on the Target Equity;

7.4

The Company has a good and merchantable title to all of its assets, and has not placed any security interest on the aforementioned assets, except for encumbrance disclosed to the WFOE for which the WFOE’s written consent has been obtained;

7.5

The Company does not have any outstanding debts, except for (i) debt incurred in the ordinary course of business; and (ii) debts disclosed to the WFOE for which the WFOE’s written consent has been obtained; and

7.6	The Company has complied with all laws and regulations of PRC that are applicable to asset acquisitions.

8.	Taxes and Fees

Each Party shall pay any and all transfer and registration tax, expenses and fees incurred thereby or levied thereon in accordance with the laws of the PRC in connection with the preparation and execution of this Agreement and the Equity Interest Transfer Agreement, as well as the consummation of the transactions contemplated under this Agreement and the Equity Interest Transfer Agreement.

9.	Confidentiality

The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of other Parties, it shall not disclose any relevant information to any third parties, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving party); (b) information disclosed as required by applicable laws or regulations or requirements of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties in this section. Disclosure of any confidential information by the staff members or agency hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

10.	Assignment

10.1	The Company and the Shareholders shall not assign any of their respective rights or obligations under this Agreement to any third party without the prior written consent of the WFOE.

10.2

The Company and the Shareholders hereby agree that the WFOE may assign its rights and obligations under this Agreement as the WFOE may decide at its sole discretion, and such assignment shall only be subject to a written notice sent to the Company and the Shareholders.

11.	Entire Agreement and Amendment to Agreement

11.1

This Agreement and all agreements and/ or documents mentioned or included explicitly by this Agreement constitute the complete agreement with respect to the subject matter of this Agreement and shall substitute any and all prior oral agreements, contracts, understandings and communications made by the Parties with respect to the subject matter of this Agreement, including without limitation, the exclusive option agreement entered into by and among the Parties on June 13, 2018.

11.2	The Company and the Shareholders shall not have the right to amend, supplement or cancel this Agreement in any manner without the prior written consent of the WFOE.

11.3	The appendix is an integral part of this Agreement and has the same legal effects as the other parts of the Agreement.

12.	Governing Law and Dispute Resolution

12.1	This Agreement shall be construed in accordance with and governed by the laws of the PRC.

12.2

Any dispute arising from or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration which shall be conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon all Parties. The place of arbitration shall be in Beijing.

13.	Effective Date and Term

13.1	This Agreement shall be signed and take effect as of the date first set forth above.

13.2

Unless terminated in accordance with the provisions herein, this Agreement is valid for ten(10) years, and may automatically be extended for another ten(10) years when expires. This agreement may be extended for unlimited times.

14.	Termination

Neither the Company nor the Shareholders shall have the right to terminate this Agreement. Notwithstanding the foregoing provisions, the WFOE may terminate this Agreement at any time in its sole discretion by giving the Company and the Shareholders ten (10) days prior written notice.

15.	Notices

Notices or other communications required to be given by any party pursuant to this Agreement shall be written in Chinese and delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of each relevant party as specified by such party from time to time. The date when the notice is deemed to be duly served shall be determined as follows: (a) a notice delivered personally is deemed duly served upon delivery; (b) a notice sent by mail is deemed duly served the tenth (10th) day after the date when the postage prepaid registered airmail was sent out (as is shown on the postmark), or the fourth (4th) day after the delivery date to the courier service company; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as is shown on the transmission confirmation for relevant documents.

16.	Severability

If any provision of this Agreement is judged to be invalid or unenforceable because it is inconsistent with applicable laws, such invalidity or unenforceability shall be only limited to such laws, and the validity, legality and enforceability of the other provisions hereof shall not be affected.

17.	Counterparts

This Agreement shall be executed in four originals, with each Party holding one original. All originals shall have the same legal effect. The Agreement may be executed in one or more counterparts.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

Hangzhou Yunchuang Gongxiang Network Technology Co., Ltd.

(/s/ Seal of Hangzhou Yunchuang Gongxiang Network Technology Co., Ltd.)

Signature:	/s/ Xiao Shanglue
Name:	Xiao Shanglue
Title:	Legal Representative

Signature Page to Amended and Restated Exclusive Option Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

Zhejiang Yunji Youxuan E-commerce Co., Ltd.

(/s/ Seal of Zhejiang Yunji Youxuan E-commerce Co., Ltd.)

Signature:	/s/ Xiao Shanglue
Name:	Xiao Shanglue
Title:	Legal Representative

Signature Page to Amended and Restated Exclusive Option Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

Xiao Shanglue

Signature:	/s/ Xiao Shanglue

Signature Page to Amended and Restated Exclusive Option Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

Hao Huan

Signature:	/s/ Hao Huan

Signature Page to Amended and Restated Exclusive Option Agreement

APPENDIX 1

Equity Interest Transfer Agreement

This Equity Interest Transfer Agreement (“Agreement”) is entered into in China by:

Transferor:

Transferee:

NOW, the parties hereto agree as follows concerning the equity interest transfer:

1.

The transferor agrees to transfer to the transferee     % of equity interest of Zhejiang Yunji Youxuan E-commerce Co., Ltd. held by the transferor, and the transferee agrees to accept said equity interest.

2.

After the closing of equity interest transfer, the transferor shall not have any rights and obligations as a shareholder with regard to the transferred shares, and the transferee shall have such rights and obligations as a shareholder of Zhejiang Yunji Youxuan E-commerce Co., Ltd.

3.	Any matter not covered by this Agreement may be further agreed on by the parties hereto by signing supplementary agreements.

4.	This Agreement shall be effective from the signing day.

5.	This Agreement is executed in four originals, with each party holding one original. The remaining originals will be used for the filing with the administration of industry and commerce.

Transferor: Xiao Shanglue, Hao Huan

Signature:	/s/ Xiao Shanglue
/s/ Hao Huan

Date:

Transferee: Xiao Shanglue

Signature:	/s/ Xiao Shanglue

Date:

APPENDIX 2

Assets Transfer Agreement

This Assets Transfer Agreement (“Agreement”) is entered into in China by:

Transferor: Zhejiang Yunji Youxuan E-commerce Co., Ltd.

Transferee:

NOW, the Parties agree as follows concerning the assets transfer:

1.	The transferor agrees to transfer to the transferee the assets set forth in Schedule-1 hereto, and the transferee agrees to accept the said assets.

1.

After the closing of assets transfer, the transferor shall not have any rights and obligations as an owner with regard to the transferred assets, and the transferee shall have such rights and obligations as an owner of the transferred assets.

2.	Any matter not covered by this Agreement may be determined by the Parties by way of signing supplementary agreements.

3.	This Agreement shall be effective from the signing day.

4.	This Agreement is executed in four originals, with each party holding one original. The remaining originals will be used for the filing with the administration of industry and commerce.

Transferor:

Zhejiang Yunji Youxuan E-commerce Co., Ltd.

(/s/ Seal of Zhejiang Yunji Youxuan E-commerce Co., Ltd.)

Signature:	/s/ Xiao Shanglue
Name:	Xiao Shanglue
Title:	Legal Representative
Date:

Transferee:

Xiao Shanglue

Signature:	/s/ Xiao Shanglue

Date:

Schedule - List of Assets